Exhibit 99.5

NOTICE OF GUARANTEED DELIVERY

for shares of Common Stock of

DUPONT DE NEMOURS, INC.

Offer to Exchange

All Shares of Common Stock of

NUTRITION & BIOSCIENCES, INC.

which are owned by DuPont de Nemours, Inc. and

will be converted into the right to receive Shares of Common Stock of International Flavors & Fragrances Inc. for

Shares of Common Stock of DuPont de Nemours, Inc.

Pursuant to the Prospectus, dated [●], 2020

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON [●], 2021, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF DUPONT COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the exchange offer and the terms and conditions thereof (the “Exchange Offer”), as set forth in the prospectus, dated [●], 2020 (together with any amendments or supplements thereto, the “Prospectus”), and the related letter of transmittal and Exchange and Transmittal Instruction Booklet (taken together, the “Letter of Transmittal”) in the following circumstances:

(1) if time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Exchange Offer Agent”) on or before the expiration of the Exchange Offer; or

(2) if the procedures for book-entry transfer cannot be completed on a timely basis.

If you need to utilize this Notice of Guaranteed Delivery, it must be delivered to the Exchange Offer Agent on or before the expiration date.

This Notice of Guaranteed Delivery may be transmitted by email or mailed to the Exchange Offer Agent as described in the Prospectus and must include a guarantee by a “U.S. eligible institution” (as defined in the Prospectus). Any DuPont de Nemours, Inc. (“DuPont”) stockholder who validly tenders (and does not properly withdraw) shares of common stock, par value $0.01 per share (“DuPont common stock”) of DuPont for shares of common stock, par value $0.01 per share (“N&B common stock”), of Nutrition & Biosciences, Inc. (“N&B”) in the Exchange Offer will waive their rights with respect to such shares to receive, and forfeit any rights to, shares of N&B common stock distributed on a pro rata basis to DuPont stockholders in the expected Clean-Up Spin-Off (as defined in the Prospectus). Additional information can be found in the section entitled “The Exchange Offer—Terms of The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus. Only registered stockholders (including any participant in The Depository Trust Company whose name appears on a security position listing of The Depository Trust Company as the owner of DuPont common stock) may submit this Notice of Guaranteed Delivery.

Please be advised that submissions received after normal business hours may be subject to a fee from the Exchange Offer Agent.

The Exchange Offer Agent for the Exchange Offer is:

Computershare Trust Company, N.A.

By First Class Mail:	By Email Transmission:	By Registered or Overnight Courier:

Computershare Trust Company, N.A. Attn: Corp Actions P.O. Box 43011 Providence, RI 02940-3011	CANOTICEOFGUARANTEE@computershare.com For information about the Exchange Offer, please contact Georgeson LLC at 888-660-8331	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street Suite V Canton, MA 02021-1031

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA EMAIL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a “U.S. eligible institution” under the instructions thereto, such signature guarantee must appear on such Letter of Transmittal in the applicable space provided in the signature box.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) IN THE CASE OF SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH THE DEPOSITORY TRUST COMPANY, CONFIRMATION OF A BOOK-ENTRY TRANSFER OF THOSE SHARES OF DUPONT COMMON STOCK IN THE EXCHANGE OFFER AGENT’S ACCOUNT AT THE DEPOSITORY TRUST COMPANY, (II) A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), OR, IN THE CASE OF SHARES DELIVERED THROUGH THE DEPOSITORY TRUST COMPANY, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS) AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE EXCHANGE OFFER AGENT NO LATER THAN 5:00 PM, EASTERN TIME, ON THE SECOND NYSE TRADING DAY AFTER THE DATE OF EXECUTION OF THIS NOTICE OF GUARANTEED DELIVERY.

FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE U.S. ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

IN THE EVENT OF ANY FAILURE TO COMPLETE THE ABOVE, DUPONT RETAINS SOLE AND ABSOLUTE DISCRETION WITH RESPECT TO WHETHER IT WILL WAIVE YOUR OBLIGATION TO COMPLETE YOUR GUARANTEED DELIVERY OF THE SHARES OF DUPONT COMMON STOCK LISTED ON THIS NOTICE. ANY WAIVER SHALL BE GIVEN BY DUPONT OR BY THE EXCHANGE OFFER AGENT ON ITS BEHALF IN WRITING (INCLUDING BY ELECTRONIC MAIL) AND NO FAILURE TO EXERCISE AND NO DELAY IN EXERCISING, ON THE PART OF DUPONT, ANY RIGHT, REMEDY, POWER OR PRIVILEGE TO ENFORCE YOUR OBLIGATIONS HEREUNDER SHALL OPERATE AS A WAIVER OF DUPONT’S RIGHTS. IF YOU FAIL TO DELIVER THE REQUIRED DOCUMENTS BY 5:00 PM, EASTERN TIME, ON THE SECOND NYSE TRADING DAY AFTER THE DATE OF EXECUTION OF THIS NOTICE OF GUARANTEED DELIVERY, AND DUPONT WAIVES ITS RIGHT TO ENFORCE THE GUARANTEED DELIVERY OF THE SHARES OF DUPONT COMMON STOCK LISTED IN THIS NOTICE, YOU WILL NOT RECEIVE ANY SHARES OF N&B COMMON STOCK IN THE EXCHANGE OFFER FOR SUCH SHARES.

Ladies and Gentlemen:

The undersigned hereby tenders to DuPont de Nemours, Inc. (“DuPont”) the number of shares of DuPont common stock, par value $0.01 per share (“DuPont common stock”), set forth below, on the terms and subject to the conditions set forth in the Prospectus, the Exchange and Transmittal Instruction Booklet and the Letter of Transmittal, as amended or supplemented, which together constitute the offer by DuPont to exchange all shares of common stock of Nutrition & Biosciences, Inc., par value $0.01 per share (“N&B common stock”) which are owned by DuPont and will be converted into the right to receive shares of International Flavors & Fragrances Inc. common stock, par value $0.125 per share, for tendered shares of DuPont common stock pursuant to the guaranteed delivery procedures set forth above and in the Prospectus in the section entitled “The Exchange Offer—Terms of The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

By executing and delivering this Notice of Guaranteed Delivery, the undersigned hereby agrees to be bound by the terms and conditions of the exchange offer as set forth in the Prospectus, the Exchange and Transmittal Instruction Booklet and the Letter of Transmittal. By executing and delivering the undersigned further agrees, in furtherance and not in limitation of the foregoing, to be bound by the terms and conditions relating to guaranteed delivery as described above and in the Prospectus and hereby waives any rights to receive, and forfeits any rights to, shares of N&B common stock distributed in the Clean-Up Spin-Off (as defined in the Prospectus). Any DuPont stockholder who validly tenders shares of DuPont common stock for shares of N&B common stock (including pursuant to the guaranteed delivery procedures) and whose shares are accepted in the Exchange Offer will waive their rights with respect to such shares to receive, and forfeit any rights to, shares of N&B common stock distributed on a pro rata basis to DuPont stockholders in the Clean-Up Spin-Off.

Number of shares of DuPont common stock to be tendered:

Account Number:

(if known)

Dated:

Signature:

Registered Holder’s Signature(s)

Name(s) of Record Holder(s):

Please type or print your name(s) here

Address(es):

Please type or print address, including zip code

ODD-LOT SHARES

This section is to be completed ONLY if shares of DuPont common stock are being tendered by or on behalf of a person owning beneficially fewer than 100 shares of DuPont common stock who wishes to tender all such shares of DuPont common stock. Check one:

☐	By checking this box, I represent that I own beneficially fewer than 100 shares of DuPont common stock and am tendering all my shares of DuPont common stock.

☐

By checking this box I represent that I am a bank, broker or other nominee who (1) is tendering for the beneficial owners thereof, shares of DuPont common stock with respect to which I am the record owner; and (2) believes, based upon representations made to me by each such beneficial owner, that such owners own beneficially fewer than 100 shares of DuPont common stock and are tendering all such shares of DuPont common stock.

GUARANTEED DELIVERY

(Not to be used for signature guarantees)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, a “U.S. eligible institution”) (i) represents and guarantees that the above-named person(s) own(s) the shares of DuPont common stock tendered hereby within the meaning of Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such shares of DuPont common stock complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the exchange offer agent no later than 5:00 pm, Eastern time, on the second NYSE trading day after the date of execution of this Notice of Guaranteed Delivery (a) confirmation of a book-entry transfer of those shares of DuPont common stock in the Exchange Offer Agent’s (as defined in the Prospectus) account at The Depository Trust Company, (b) the Letter of Transmittal for shares of DuPont common stock, properly completed and duly executed (which eligible holders of DRS shares may complete through an election website maintained by the Exchange Offer Agent) with any required signature guarantees, or, in the case of a book-entry transfer through The Depository Trust Company, an agent’s message (as defined in the Prospectus) and (c) any other required documents.

The U.S. eligible institution that completes this form must communicate the guarantee to the exchange offer agent and must deliver the Letter of Transmittal and certificates for shares of DuPont common stock, or confirmation of book-entry transfer and an agent’s message, and any required documents to the exchange offer agent within the time period set forth herein. Failure to do so could result in a financial loss to such U.S. eligible institution.

Name of Firm:

Address:

(Zip Code)

Telephone No.(s): (            ) -

Authorized Signature:

Printed Name:

Title:

Dated:

Please Type or Print

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE EXCHANGE OFFER AGENT WITH THE LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH DTC).